UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2006

SIERRA HEALTH SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-8865	88-0200415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2724 North Tenaya Way
Las Vegas, Nevada    89128
(Address of principal executive offices including zip code)

(702) 242-7000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

See Item 2.03.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 26, 2006, we entered into the Fifth Amendment to our existing revolving credit facility dated as of March 3, 2003.

The Fifth Amendment, among other things, extends the maturity to June 26, 2011, increases the availability from $140.0 million to $250.0 million and reduces the drawn and un-drawn borrowing costs. The facility is available for general corporate purposes. As of the date of this Current Report on Form 8-K, we have drawn $20.0 million on this facility. Based on this amendment and our current debt ratings, our borrowing rate on the outstanding balance is LIBOR plus 0.75% and the facility fee on undrawn funds is 0.15%.

Banc of America Securities LLC is serving as the sole lead arranger and book manager under this amended credit facility. The lenders include, among others, Bank of America, N.A., as administrative agent and US Bank, N.A. and Calyon New York Branch as syndication agents. Documentation agents include The Bank of New York, JPMorgan Chase Bank, N.A, Harris, N.A. and Wells Fargo Bank, N.A.

The credit facility remains secured by guarantees by certain of our subsidiaries and a first priority perfected security interest in (i) all of the capital stock of each of our unregulated, material domestic subsidiaries (direct or indirect) as well as all of the capital stock of certain regulated, material domestic subsidiaries; and (ii) all other present and future assets and properties of ours and those of our subsidiaries that guarantee our credit agreement obligations (including, without limitation, accounts receivable, inventory, certain real property, equipment, contracts, trademarks, copyrights, patents, license rights and general intangibles) subject, in each case, to the exclusion of the capital stock of CII Financial, Inc. and certain other exclusions.

The revolving credit facility has covenants that limit our ability and the ability of our subsidiaries to dispose of assets, incur indebtedness, incur other liens, make investments, loans or advances, make acquisitions, engage in mergers or consolidations, make capital expenditures and otherwise restricts certain corporate activities. Per the Fifth Amendment, dated June 26, 2006, based on our exceeding the required leverage ratio, our ability to pay dividends, repurchase our common stock and prepay other debt is unlimited. In addition, we are required to comply with specified financial ratios as set forth in the credit agreement. We believe we are in compliance with all covenants of the credit agreement.

Certain of the agents and lenders under the revolving credit facility and their affiliates have from time to time provided, and may continue to provide in the future, various investment and commercial banking and financial advisory services to Sierra Health Services, Inc. and our affiliates, for which they have received, and will in the future receive, customary fees and commissions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA HEALTH SERVICES, INC.

(Registrant)

Date: June 26, 2006

/S/ MARC R. BRIGGS

Marc R. Briggs
Vice President Finance Chief Accounting Officer